022422

COMMON STOCK

COMMON STOCK

CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION

CTD

INCORPORATED UNDER THE LAWS OF THE BRITISH VIRGIN ISLANDS

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP G84384 10 9

This Certifies that

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $.01 PER SHARE, OF

CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION

transferable upon the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be subject to the laws of the British Virgin Islands and to the provisions of the Memorandum and Articles of Association of the corporation as now or hereafter amended, to all of which the holder of this certificate, by acceptance hereof, assents.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

IN WITNESS WHEREOF, the corporation has caused this certificate to be endorsed by the facsimile signatures of its duly authorized officers and to be sealed with the facsimile seal of the corporation.

Dated:

CHINA TECHNOLOGY DEVELOPMENT GROUP CORPORATION
INTERNATIONAL BUSINESS COMPANY
BRITISH VIRGIN ISLANDS

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE